AMENDMENT NO. 2
TO
AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 2 (this “Amendment”) to Amended and Restated Executive Employment Agreement dated as of December 31, 2008 (the “Original Agreement”), and Amendment No. 1 to the Original Agreement dated as of November 27, 2008 (together with the Original Agreement, the “Agreement”), is made as of the 7th day of December, 2012, by and between STAAR Surgical Company, a Delaware corporation (“STAAR”), and Barry G. Caldwell (the “Executive”), in reference to the following:

RECITALS

A. The Executive and STAAR are parties to the Agreement, whereby STAAR agreed to retain the services of the Executive as its Chief Executive Officer, and the Executive agreed to render such services.

B. The Agreement provides severance benefits to the Executive under certain circumstances subject to a condition precedent that the Executive deliver a general release of claims, both known and unknown, in the form required by STAAR.

C. Due to recent guidance provided by the Internal Revenue Service regarding Section 409A of the Internal Revenue Code of 1986, as amended, and to implement the provisions of Section 9.13 of the Original Agreement, the parties wish to modify the terms of the Agreement to revise the timing of the effectiveness of such release, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises stated above, the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STAAR and the Executive agree as follows:

AGREEMENT

1.           Section 9.1 of the Original Agreement, entitled, “Release of Claims” is hereby revised by inserting the following sentence at the end of that section:

“Such release of claims must become effective within sixty (60) days after the Executive's termination date, or else the Executive will be deemed to have waived all rights to any payments or benefits pursuant to Article 5 of this Agreement (as amended from time to time).”

2.           Except as expressly modified by this Amendment, all terms, conditions and provisions of the Agreement shall continue in full force and effect as set forth in the Agreement. Except as otherwise modified or defined herein, all capitalized terms in this Amendment have the same meanings as set forth in the Agreement. In the event of a conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail. Each party represents and warrants to the other party that this Amendment has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement with respect to the subject matter contained herein. Each party agrees that the Agreement, as amended by this Amendment, constitutes the complete and exclusive statement of the agreement between the Parties, and supersedes all prior proposals and understandings, oral and written, relating to the subject matter contained herein. This Amendment shall not be modified or rescinded except in a writing signed by the Parties. This Amendment may be executed manually or by facsimile signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Amended and Restated Executive Employment Agreement, effective on the date first written above.

Executive:

/s/ Barry G. Caldwell
Barry G. Caldwell President, Chief Executive Officer and Director (principal executive officer)

STAAR SURGICAL COMPANY

/s/ Deborah Andrews
Deborah Andrews Chief Financial Officer (principal financial officer)

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